UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
November 30, 2005

BIOSANTE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Barclay Boulevard Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

(847) 478-0500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On November 30, 2005, BioSante Pharmaceuticals, Inc. sent written notice to Leah M. Lehman, Ph.D., Vice President, Product Development of BioSante, of BioSante’s intent not to renew Ms. Lehman’s employment agreement with BioSante. Under the terms of Ms. Lehman’s employment agreement, the term of the agreement will automatically renew for an additional one-year period on December 31 of each year, unless BioSante or Ms. Lehman provides the other party 30 days written notice prior to the expiration of the then current renewal term. As a result of BioSante’s notice to Ms. Lehman, her employment agreement will expire by its terms on December 31, 2005. Ms. Lehman’s employment agreement provides for certain payments and benefits in the event of her separation of employment from BioSante. A brief description of the terms and conditions of Ms. Lehman’s employment agreement is set forth under the heading “Executive Compensation and Other Benefits - Employment Agreements - Employment Agreements with Other Executive Officers” in BioSante’s definitive proxy statement for its 2005 annual meeting of stockholders, as filed with the Securities and Exchange Commission on April 29, 2005. The foregoing description of Ms. Lehman’s employment agreement is qualified in its entirety by the full terms and conditions of the employment agreement, a copy of which was filed as Exhibit 10.19 to BioSante’s annual report on Form 10-K for the year ended December 31, 2000, and is incorporated herein by this reference.

Stephen M. Simes, BioSante’s Vice Chairman, President and Chief Executive Officer, will be in charge of BioSante’s product development function and assume Ms. Lehman’s responsibilities until a permanent replacement is named. In the meantime, BioSante has engaged Michael C. Snabes, M.D., Ph.D. as an independent consultant to work with BioSante’s current product development team in completion of certain Bio-E-Gel™ new drug application (NDA) activities, as well as work on LibiGel™ development. Dr. Snabes is a board certified reproductive endocrinologist, as well as holding a Ph.D. in physiology and reproductive endocrinology. Most recently, Dr. Snabes was an Associate Professor in the Section of Reproductive Endocrinology and Infertility in the Department of Obstetrics and Gynecology at The University of Chicago Pritzker School of Medicine. From 2003 to 2004, Dr. Snabes served as Medical Advisor and Associate Director in Clinical Research and Development in Inflammation, Arthritis, and Pain at Pfizer, Inc. and from 1999 to 2003 in the same position at Pharmacia, Inc. From 1997 to 1999, Dr. Snabes served as Associate Director in Clinical Research in women’s health at Searle/Monsanto, Inc. In these positions, Dr. Snabes specifically worked on phase IIIB and phase IV clinical trials in women’s health and in COX-2 phase I to IV clinical trials. Dr. Snabes is a Fellow of the American College of Obstetrics and Gynecology, the American College of Surgeons and the American College of Endocrinology. Dr. Snabes has over 100 publications to his credit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.

By: /s/Louis W. Sullivan M.D.
Louis W. Sullivan, M.D.
Chairman of the Board

Dated:  December 2, 2005